Exhibit 21

                            IMPERIAL INDUSTRIES, INC.

                         Subsidiaries of the Registrant

                                December 31, 2002




                                                             Incorporated
                                                             under laws of
                                                             -------------

Acrocrete, Inc.                                                  Florida

Premix-Marbletite Manufacturing Co., Inc                         Florida

Just-Rite Supply, Inc                                            Florida

Triple I Leasing, Inc.                                           Florida